Exhibit 10

FOR IMMEDIATE RELEASE	Contacts:	John R. Hawkins Chief Executive Officer
February 4, 2008		612/617-8532
Hawkins, Inc.		john.hawkins@HawkinsInc.com
3100 East Hennepin Avenue
Minneapolis, MN 55413		Jennifer A. Weichert
http://www.hawkinsinc.com		Weichert Financial Relations, Inc.
651/686-9751
jweichert@comcast.net

HAWKINS, INC. ANNOUNCES APPOINTMENT

OF NEW CHIEF FINANCIAL OFFICER

Minneapolis, MN, February 4, 2008 – Hawkins, Inc. (Nasdaq: HWKN) today announced the appointment of Kathleen P. Pepski as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer effective March 3, 2008.

“We are delighted to add an individual of Kathy’s caliber to our management team. Her financial management experience and proven management skills will be strong assets to Hawkins,” commented Chief Executive Officer, John R. Hawkins. “With more than 20 years of experience as an accounting and financial officer, Kathy has provided valuable leadership across a wide breadth of financial functions in diverse industries. She has demonstrated expertise in guiding financial reporting, analysis, treasury, information technology and strategic planning initiatives. Kathy is also well versed in Enterprise Resource Planning implementation and administration.”

Ms. Pepski was most recently Executive Vice President and Chief Financial Officer at PNA Holdings, LLC and Katun Corporation, a privately held global distribution company headquartered in Minneapolis, Minnesota. In that position she was responsible for all financial reporting and controls, financial planning, information technology and treasury functions. Ms. Pepski was also instrumental in their ERP selection and implementation.

Ms. Pepski previously served as Vice President of Finance at Hoffman Enclosures, a manufacturing subsidiary of Pentair, Inc., and as Vice President and Controller at Valspar Corporation, a $1.0 billion publicly held global manufacturing company.

Ms. Pepski holds a Bachelor of Arts degree in accounting from Concordia College, Moorhead, MN.

About Hawkins, Inc.

Hawkins, Inc. provides a full range of bulk industrial products complemented with the technical competence and innovation to formulate and blend specialty chemicals. The Company sells and services related products and equipment to safely dispense chemicals in highly controlled environments.

Hawkins serves customers in a wide range of industries, including chemical processing, electronics, energy, environmental services, food processing, metal finishing, pharmaceutical, medical devices, pulp and paper, and water treatment.

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Hawkins is headquartered in Minneapolis, Minnesota. The Company operates eighteen facilities in Iowa, Illinois, Kansas, Minnesota, Missouri, Montana, Nebraska, New Jersey, South and North Dakota and Wisconsin and services customers in Upper Michigan and Wyoming as well.

The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties. Actual results may differ materially depending on a variety of factors, including, but not limited to, the following: our ability to pass through cost increases in raw materials and energy, competition from other chemical companies, seasonality and weather conditions, costs and difficulties with our new enterprise resource planning system, the hazards of chemical manufacturing, natural disasters, downturns in our customers’ industries, actual growth in our products’ markets, changes in our customers’ products, compliance with applicable laws and regulations, our ability to meet quality specifications, the adequacy of our insurance coverage, our ability to attract and retain key personnel, our ability to complete and integrate future acquisitions, and future terrorist attacks. Additional information with respect to the risks and uncertainties faced by Hawkins may be found in, and the prior discussion is qualified in its entirety by, the Risk Factors contained in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 1, 2007, as updated by subsequent SEC filings.

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